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                                                                   EXHIBIT 10.25
                                   AGREEMENT


         THIS AGREEMENT is made and entered into effective as of March 1, 1997, by and between STAR VENDING, INC., a Nevada corporation dba STAR
Telecommunications, Inc. ("STAR"), and JOHN MARSCH ("Employee"), with respect to the following recitals of fact:

         A. Commencing March 1, 1996, Employee was engaged as a consultant to STAR with the status of an independent contractor.

         B. Effective May 1, 1996, STAR and Employee entered into a written Employment Agreement, a full, true and correct copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference as though fully set forth.

         C. STAR has advised Employee of the termination of his employment pursuant to paragraph 7(d) of the Employment Agreement effective February 28, 1998.

         D. STAR and Employee desire to enter into this Agreement to conclude all matters as between them relating to the employment of Employee by STAR.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, terms and conditions set forth herein, the parties hereto agree as follows:

         1. Employee's employment by STAR is terminated pursuant to paragraph 7(d) of the Employment Agreement effective February 28, 1998 (the "Effective Date"). Effective January 30, 1997, Employee's title at STAR is Director of Special Projects.

         2. On or about March 1, 1996, STAR and Employee entered into a STAR Vending, Inc. Non-Statutory Stock Option Agreement (the "March Option Agreement") pursuant to which Employee was granted an option to purchase shares of STAR's common stock on the terms and conditions set forth therein. A full, true and correct copy of the March Option Agreement is attached hereto as Exhibit "B" and incorporated herein by this reference as though fully set forth. Pursuant to the March Option Agreement.
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Employee's option to purchase 200,000 shares of STAR's common stock vested immediately upon execution of the March Option Agreement. Pursuant to a stock split, Employee now has the option to purchase 300,000 shares for $1.33 per share pursuant to the March Option Agreement. Employee shall have the right to exercise such option for a period of 90 days after the Effective Date in accordance with the terms of the March Option Agreement.

         3. On or about May 1, 1996, Employee entered into a STAR Vending, Inc. Non-Statutory Stock Option Agreement (the "May Option Agreement") pursuant to which Employee was granted an option to purchase shares of STAR's common stock on the terms and conditions set forth therein. A full, true and correct copy of the May Option Agreement is attached hereto as Exhibit "C" and incorporated herein by this reference as though fully set forth. Pursuant to the May Option Agreement, Employee's option to purchase 100,000 shares of common stock vested effective March 1, 1997. Pursuant to a stock split, Employee now has the option to purchase 150,000 shares for $1.33 per share pursuant to the May Option Agreement. Employee shall have the right to exercise such option for a period of 90 days after the Effective Date in accordance with the terms of the May Option Agreement.

         4. Pursuant to the terms of the May Option Agreement, Employee would have an option to purchase an additional 100,000 (150,000 after stock-split) shares of common stock vesting at the earlier of the closing of an initial public offering by STAR or on March 1, 1998, if Employee were still employed by STAR as of that date. In consideration for STAR's forebearing from terminating Employee effective immediately, Employee hereby knowingly and voluntarily waives and relinquishes his option, which is presently unvested and which may never vest, to purchase the additional 100,000 (150,000 shares after stock-split) shares of STAR common stock pursuant to the May Option Agreement. The parties expressly agree and acknowledge that the total number of shares which Employee has an option to purchase pursuant to the March Option Agreement, the May Option Agreement, and this Agreement, is 300,000 shares (450,000 shares after stock-split). STAR agrees, if STAR in the future goes effective with an underwritten initial public offering of its securities, that, within six months after the effective date of such offering, the shares for such 450,000 (post-split) options shall be registered by STAR at STAR's expense under a Form S-8.

         5.      In consideration for STAR's forebearing from exercising





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its right to terminate Employee effective immediately, Employee hereby knowingly and voluntarily waives his right under paragraph 7 of the Employment Agreement to receive the compensation provided in paragraph 3(a) of the Employment Agreement and the fringe benefits provided in paragraph 3(c) for one year after the date of his termination. The Employment Agreement is therefore hereby amended to provide that immediately upon the Effective Date, Employee's right to compensation and fringe benefits of any kind shall cease and terminate. Until the Effective Date, however, Employee shall continue to receive the compensation from STAR described at paragraphs 3(a), 3(c) and 3(d) of the Employment Agreement. The Employment Agreement is also hereby amended to provide that the final sentence of paragraph 7 of the Employment Agreement, which provides that any amounts earned by Employee by virtue of other employment (other than through his personal investment activities) during the period in which he is receiving any compensation required under paragraph 7 shall be deducted from such compensation, shall not apply to any amount earned by Employee by virtue of his employment by or consulting for LCR, a startup retail telecommunications company based in London, England ("LCR").

         6. If Employee makes such an election by giving STAR at least 30 days advance written notice, Employee's termination date as described in this Agreement may be at any time after August 31, 1997, and up to and including February 28, 1998 (the "Advanced Termination Date"). If Employee makes such a timely written election, then the "Effective Date" as used in this Agreement shall refer to such Advanced Termination Date, instead of to "February 28, 1998." This means without limitation: (1) no compensation of any kind, including, but not limited to, Employment Agreement paragraph 3(a) compensation and paragraphs 3(c) and 3(d) benefits, shall be paid to Employee for any period after such Advanced Termination Date; and (2) the Employment Agreement solely in the event of such election is amended to provide that the first and second sentences of paragraph 5 shall not survive after the Advanced Termination Date. In all respects, however, the provisions of that certain Confidentiality, Non-Circumvention and Invention Assignment Agreement dated February 29, 1996 shall remain in full force and effect. A full, true and correct copy of the Confidentiality Agreement is attached hereto as Exhibit "D" and incorporated herein by this reference as though fully set forth herein.





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         7.      The provisions of paragraph 4, paragraph 5 and paragraph 8 of the Employment Agreement shall survive after the Effective Date. Notwithstanding the foregoing sentence: (1) the first and second sentences of paragraph 5 shall not survive after the Effective Date; and (2) after March 1, 1997 the second sentence of paragraph 5 shall not prohibit Employee from being employed by LCR.

         8. STAR agrees to reimburse Employee for his legal fees to Arter & Hadden for assisting him with the preparation and review of this Agreement, with a maximum reimbursement of $5,000. STAR further agrees to reimburse Employee for his ordinary and necessary business expenses in accordance with its company-wide policies; provided, however, that Employee acknowledges that there have been and shall be no further such expenses after Thursday, February 13, 1997. Until the Effective Date, Employee's title shall be "Director of Special Projects."

         9. To the extent, if any, that this Agreement is inconsistent with the Employment Agreement, the March Option Agreement and/or the May Option Agreement, the terms of this Agreement shall prevail and the Employment Agreement, the March Option Agreement and the May Option Agreement are deemed amended by this Agreement.

         10. Except as provided in this Agreement, all obligations of Employee and STAR pursuant to the Employment Agreement, the March Option Agreement, and the May Option Agreement are terminated as of the Effective Date; provided, further, that the provisions of paragraph 7 of the Employment Agreement are terminated as of March 1, 1997.

         11. It is expressly acknowledged and agreed that the releases given pursuant to this Agreement are not made on account of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, and that all wages due, or to become due, to Employee from STAR have been or shall be paid as and when due. The releases given pursuant to this Agreement are given in consideration of the mutual covenants, agreements and promises of the parties hereto.

         12. Subject to the rights and obligations expressly set forth in or reserved by this Agreement, STAR and Employee, for themselves and for their successors, assigns, heirs and





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representatives, hereby release each other, and their respective representatives, successors, assigns, shareholders, officers, directors, affiliates, attorneys, partners and related entities, from any and all sums of money, accounts, claims, damages and causes of action of whatever kind or nature, whether known or unknown, or suspected or unsuspected, which they now own, hold, have, claim to have, or claim to be entitled to with respect to, related to or arising out of the Employment Agreement, the March Option Agreement, the May Option Agreement, their employment relationship, their independent contractor relationship, and all other documents and transactions between them related thereto, including all other employment, independent contractor or consultant agreements and all other stock option agreements, if any, and all matters and transactions between them through March 1, 1997, including, without limitation, any and all claims whether based in tort or in contract, and whether based on any federal, state or local law, statute or regulation, including, but not limited to, the Age Discrimination and Employment Act, as Amended, Title 7 of the Civil Rights Act of 1964, the California Labor Code, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Equal Pay Act, the Americans with Disabilities Act, and the Employee Retirement Security Act of 1973.

         13. The parties hereto acknowledge that after entering into this Agreement, they may discover different or additional facts from the claims being released hereby, but this release will remain effective in all respects. The parties expressly waive all rights and benefits under section 1542 of the California Civil Code which reads:

                 "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                 In this connection, the parties acknowledge that the parties may hereafter discover facts different from or in addition to the facts the parties now know or believe to be true with regard to the claims which are the subject matter of this Agreement, and the parties hereto further agree that this Agreement shall remain effective in all respects notwithstanding





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such discovery of such new or different facts.

         14. In the event that any party hereto brings any action, suit or proceeding against any other party hereto arising out of or in any way connected to this Agreement or any actual or asserted right or obligation released or claimed to be released under the terms hereof, the prevailing party in any such action, suit or proceeding shall, in addition to any such relief as may be awarded, recover its reasonable attorneys' fees incurred in connection therewith, including attorneys' fees incurred in connection with any appeal from any judgment or award.

         15. The parties acknowledge that no representation, promise or inducement has been made other than as set forth in this Agreement, and that the parties do not enter into this Agreement in reliance upon any representation, promise, or inducement not set forth herein. This Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter hereof and contains all of the terms and provisions of the agreement between the parties hereto with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect upon the parties.

         16. Each party hereby represents and warrants that he, she or it has not heretofore assigned or transferred or purported to assign or transfer to any person, association or entity any claim which is subject to this Agreement, and each party hereby agrees to indemnify and hold harmless the other parties against, without any limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, expenses, causes of action and judgments based on, arising out of or connected with any such transfer or assignment or purported transfer or assignment.

         17. The provisions of this Agreement shall be in all respects governed by and construed and enforced in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to choice of law rules which would otherwise require reference to the laws of some other jurisdiction. Both parties hereby consent to the jurisdiction of the Superior Court and the Municipal Court of the State of California for the County of Santa Barbara and





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agree that such courts shall have exclusive jurisdiction over any suit, claim or cause of action arising out of or related to this Agreement and any of the matters or transactions which are the subject of this Agreement. This Agreement is entered into in Santa Barbara, California and is to be performed in Santa Barbara, California. Any action to enforce or interpret the terms of this Agreement shall be instituted and maintained in the Municipal or Superior Court of the County of Santa Barbara, State of California, in accordance with the respective subject matter jurisdiction of those courts.

         18. This Agreement may be executed in counterparts, each of which is deemed to be an original, but such counterparts together shall constitute one and the same instrument.


         19. This Agreement may not be modified or terminated orally and no modification, termination, or waiver shall be valid unless the same be in writing and signed by all of the parties hereto.

         20. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective successors, assigns, transferees, legal representatives, and all other persons or entities succeeding to the rights or obligations of the parties, and each of them.

         21. The undersigned each acknowledges and represents that he or it has read this Agreement and had the opportunity to consult with his or its attorney regarding its contents and consequences, that this Agreement is being executed solely in reliance on his or its judgment, belief and knowledge of the matters set forth herein and on the advice of his or its attorney, that the terms and conditions of this Agreement are contractual and not mere recitals, between the settling parties, and that the undersigned has taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to his or its authority to execute this Agreement.

         22. In the event any provision of this Agreement shall be held invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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         DATED: ________________________.


                                       ---------------------------------
                                       JOHN MARSCH



         DATED: _______________________.

                                       STAR VENDING, INC.


                                       By:
                                          -------------------------------
                                          Christopher E. Edgecomb
                                          Chief Executive Officer


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